Registration No. 333-__________
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       __________________________________

                               THE JOURNAL COMPANY
             (Exact name of registrant as specified in its charter)

         Wisconsin                                                 20-0020198
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)


           333 West State Street
           Milwaukee, Wisconsin                                         53203
 (Address of principal executive offices)                             (Zip Code)

         Journal Communications, Inc. 2003 Employee Stock Purchase Plan
          (f/k/a The Journal Company 2003 Employee Stock Purchase Plan)
                            (Full title of the plan)
                       __________________________________

                                                       Copy to:
              Steven J. Smith
   Chairman and Chief Executive Officer         Benjamin F. Garmer, III
            The Journal Company                     Russell E. Ryba
           333 West State Street                    Foley & Lardner
        Milwaukee, Wisconsin 53203             777 East Wisconsin Avenue
              (414) 224-2728                   Milwaukee, Wisconsin 53202
  (Name, address and telephone number,               (414) 271-2400
including area code, of agent for service)

                       __________________________________

                         CALCULATION OF REGISTRATION FEE
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         Title of                  Amount           Proposed Maximum       Proposed Maximum
     Securities to be              to be             Offering Price       Aggregate Offering        Amount of
        Registered               Registered             Per Share                Price           Registration Fee
-------------------------------------------------------------------------------------------------------------------
Class B-2 Common Stock,         3,000,000 shares       $15.50 (1)           $46,500,000 (1)         $3,762.00
$.01 par value
-------------------------------------------------------------------------------------------------------------------
Class A Common Stock,            3,000,000                 ---                    ---                  None
$.01 par value (2)
-------------------------------------------------------------------------------------------------------------------
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(1)  Estimated solely for purposes of determining the registration fee in accordance with Rules 457(a) and (h) under the Securities Act of 1933 based on the proposed maximum offering price for The Journal Company Class A
     Common Stock in its initial public offering (into which Class B-2 Common
     Stock can be converted on a one-for-one basis).

(2)  Issuable upon conversion of the conversion of Class B Common Stock.

                           ___________________________

     In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of additional shares of Common Stock that may be offered or sold pursuant to the employee benefit plan described herein as a result of stock splits or stock dividends.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission by The Journal Company (hereinafter referred to as the "Company" or the "Registrant") and Journal Communications, Inc., the predecessor to the Company, are hereby incorporated herein by reference:

     1. The Company's latest prospectus, included in the Company's Registration Statement on Form S-1, as amended (Registration No. 333-105210), filed pursuant to Rule 424(b) under the Securities Act of 1933, which includes audited financial statements of Journal Communications, Inc. for the year ended December 31, 2002, the audited balance sheet of the Company, dated July 9, 2003, and a description of the Company's Class A Common Stock and Class B-2 Common Stock.

     2. Journal Communications, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     3. Journal Communications, Inc.'s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 15, 2003.

     4. The description of the Company's Class A Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated _______, 2003, including any amendment or report filed for the purpose of updating such description.

     5. The description of the Company's Class B-2 Common Stock contained in
Item 1 of the Company's Registration Statement on Form 8-A, dated _______, 2003, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

     Neither the Company's Class A Common Stock nor the Class B-2 Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, at the time of the filing of this Registration Statement on Form S-8. Both the Company's Class A Stock and Class B-2 Common Stock, however, will be registered on the Forms 8-A referenced in Item 3 of Part I of this Registration Statement before any purchases will be made under the Journal Communications, Inc. 2003 Employee Stock Purchase Plan.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Bylaws of the Registrant provide that the directors and officers of the Registrant, members of the committee formed under Article 2 of the Registrant's Articles of Incorporation, any trustee of any employee benefit plan of the Registrant and any person serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or trust are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such persons are successful in the defense of a proceeding and (ii) in proceedings in which the person is not successful in defense thereof, unless (in the latter case only) it is determined that such person breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the person had a material conflict of interest; (b) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the person derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. In addition, the Wisconsin Business Corporation Law would require mandatory indemnification of directors and officers of the Registrant under certain circumstances, as more fully described in Sections
180.0850 through 180.0859 thereof. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

     Expenses for the defense of any action for which indemnification may be available are required to be advanced by the Registrant under certain circumstances.

     The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's Bylaws is not exclusive of any other rights to which a director, officer or other person may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer, director or other person may be required to bear the economic burden of the foregoing liabilities and expense.

     The Registrant also maintains director and officer liability insurance against certain claims and liabilities which may be made against the Registrant's former, current or future directors or officers or persons serving at the request of the Registrant or positions with other entities as described above.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------

     The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.   Undertakings.
          ------------

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 4th day of September, 2003.

                               THE JOURNAL COMPANY



                               By: /s/ Steven J. Smith
                                   --------------------------------------
                                   Steven J. Smith
                                   Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Steven J. Smith and Paul M. Bonaiuto, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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    Signature                         Title                                   Date
    ---------                         -----                                   ----
/s/ Steven J. Smith
--------------------------     Chairman, Chief Executive Officer and                September 4, 2003
Steven J. Smith                Director (Principal Executive Officer)

/s/ Paul M. Bonaiuto
--------------------------     Executive Vice President and                         September 4, 2003
Paul M. Bonaiuto               Chief Financial Officer
                               (Principal Financial Officer)

/s/ Anne M. Bauer
--------------------------     Vice President and Controller (Principal             September 4, 2003
Anne M. Bauer                  Accounting Officer)
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                                      S-1

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
/s/ David J. Drury
--------------------------     Director                                             September 4, 2003
David J. Drury

/s/ James L. Forbes
--------------------------     Director                                             September 4, 2003
James L. Forbes

/s/ Cynthia L. Gault
--------------------------     Director                                             September 4, 2003
Cynthia L. Gault

/s/ Douglas G. Kiel
--------------------------     President and Director                               September 4, 2003
Douglas G. Kiel

/s/ Roger D. Peirce
--------------------------     Director                                             September 4, 2003
Roger D. Peirce

/s/ David D. Reszel
--------------------------     Director                                             September 4, 2003
David D. Reszel

/s/ Mary Ellen Stanek
--------------------------     Director                                             September 4, 2003
Mary Ellen Stanek
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                                      S-2

                                  EXHIBIT INDEX

Exhibit
Number                        Exhibit Description
------                        -------------------

(4.1) The Journal Company 2003 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to The Journal Company's Registration Statement on Form S-1 (Registration No. 333-105210)).

(4.2) Articles of Incorporation of The Journal Company (incorporated by reference to Exhibit 3.1 to The Journal Company's Registration Statement on Form S-1 (Registration No. 333-105210)).

(5)       Opinion of Foley & Lardner.

(23.1)    Consent of Ernst & Young LLP.

(23.2)    Consent of Foley & Lardner (contained in Exhibit (5)).

(24)      Power of Attorney (contained on the signature page hereto).

                                      E-1